FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                        October 8, 1999 (October 4, 1999)


                          SECURE COMPUTING CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



            0-27074                                     52-1637226
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     (Commission File Number)               (IRS Employer Identification No.)



            One Almaden Blvd., Suite 400, San Jose, California 95113
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (408) 918-6100



Item 5.--OTHER EVENTS.

                  On October 4, 1999, Secure Computing Corporation (the "Company") entered into a common stock investment agreement (the "Agreement") which provides for the sale from time to time over the next two years of up to $25 million in common stock to Manchester Securities Corp. ("Manchester"). The Company must file and have


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declared effective a registration statement covering the resale of the shares by
Manchester, and the Company must satisfy a number of other conditions, before selling any shares under the Agreement. A copy of the press release dated
October 5, 1999 announcing the financing is attached to this Current Report as
Exhibit 99.1 and is incorporated herein.

                  The Company also issued a warrant to Manchester to acquire shares of Common Stock (the "Warrant"). The number of shares issuable upon exercise of the Warrant is equal to $1,875,000 divided by 120% of the average of the trading price of the common stock calculated during either of two time periods as further set forth in the Warrant.

                  The foregoing description is only a summary and is qualified in its entirety by the Agreement, the Warrant and the Registration Rights Agreement dated as of October 4, 1999 between the Company and Manchester, each of which are attached to this Current Report as Exhibits 10.1, 10.2, and 10.3, respectively, and each of which are incorporated herein by this reference.



Item 7.--EXHIBITS.


    Exhibit No.                           Description
    -----------                           -----------
       10.1 Common Stock Investment Agreement dated as of October 4, 1999 between the Company and Manchester Securities Corp.

       10.2 Form of Warrant to purchase shares of Common Stock, dated as of October 5, 1999, issued by the Company to Manchester Securities Corp.

       10.3 Registration Rights Agreement dated as of October 4, 1999 between the Company and Manchester Securities Corp.

       99.1          Press Release dated October 5, 1999



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on October 8, 1999

                         SECURE COMPUTING CORPORATION


                         By:   /s/ TIMOTHY MCGURRAN
                               -----------------------
                               Timothy McGurran,
                               Senior Vice President, Operations and
                               Chief Financial Officer